Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2026 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.45 PER SHARE

ARLINGTON, Texas (Business Wire) - April 21, 2026 - D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported its second fiscal quarter results. All comparisons in this release are to the respective prior year period, unless noted otherwise.

Fiscal 2026 Second Quarter Highlights
As of or for the quarter ended March 31, 2026
•Net income attributable to D.R. Horton of $647.9 million or $2.24 per diluted share
•Consolidated pre-tax income of $867.4 million, with a pre-tax profit margin of 11.5%
•Consolidated revenues of $7.6 billion
•Home sales revenues of $7.0 billion on 19,486 homes closed
•Net sales orders increased 11% to 24,992 homes with an order value of $9.2 billion
•Debt to total capital of 21.7%
•Book value per share increased 5% to $82.91
•Repurchased 6.0 million shares of common stock for $903.6 million and paid cash dividends of $129.7 million

Consolidated Results
Three months ended March 31, 2026
Net income attributable to D.R. Horton for its second fiscal quarter decreased 20% to $647.9 million, and earnings per diluted share decreased 13% to $2.24. Consolidated pre-tax income totaled $867.4 million on revenues of $7.6 billion, resulting in a pre-tax profit margin of 11.5%. Second quarter consolidated pre-tax profit margin and home sales gross margin both include a 40 basis point benefit from a favorable litigation outcome and lower warranty costs.
Six months ended March 31, 2026
Net income attributable to D.R. Horton for the first six months of fiscal 2026 decreased 25% to $1.2 billion, and earnings per diluted share decreased 18% to $4.27. Consolidated pre-tax income totaled $1.7 billion on revenues of $14.4 billion, resulting in a pre-tax profit margin of 11.5%. Consolidated pre-tax profit margin and home sales gross margin for the first six months of fiscal 2026 both include a 50 basis point benefit from a favorable litigation outcome and lower warranty costs.

Cash provided by operations was $441.5 million during the six months ended March 31, 2026. Total liquidity at quarter end was $6.0 billion, and the Company's debt to total capital ratio was 21.7%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable. The Company has $600 million of homebuilding senior notes maturing in the next twelve months.

For the trailing twelve months ended March 31, 2026, the Company's return on equity (ROE) was 13.2% and return on assets (ROA) was 8.9%. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. ROA is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average consolidated assets, where average consolidated assets is the sum of total asset balances for the trailing five quarters divided by five.

David Auld, Executive Chairman, said:
“The D.R. Horton team delivered a solid second quarter, highlighted by a pre-tax profit margin of 11.5%, above the high end of our guidance range. Consistent with our balanced approach to capital allocation and strong cash flow generation, we returned $1.0 billion to shareholders through share repurchases and dividends during the quarter.

“Affordability constraints and cautious consumer sentiment continue to impact new home demand; however, our tenured operators executed with discipline, driving an 11% year‑over‑year increase in net sales orders, while reducing unsold completed homes by 35% from a year ago. We expect our sales incentives to remain elevated in fiscal 2026, with incentive levels dependent on demand, mortgage interest rates and other market conditions. Based on our performance year to date, we remain on track to deliver results within our original fiscal 2026 guidance.

“Our strong liquidity, low leverage, national scale, affordable product offerings and controlled lot supply provide significant financial and operational flexibility. We remain focused on disciplined capital allocation and are well-positioned to deliver value to our homebuyers while enhancing long-term value for our shareholders."

Homebuilding
Three months ended March 31, 2026
Homebuilding revenue for the second quarter decreased 2% to $7.1 billion, and homes closed increased 1% to 19,486 homes. Homebuilding pre-tax income decreased 19% to $757.9 million, and pre-tax profit margin was 10.7%. Net sales orders increased 11% to 24,992 homes with an order value of $9.2 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the quarter was 16%, consistent with the prior year quarter.

Six months ended March 31, 2026
Homebuilding revenue for the first six months of fiscal 2026 decreased 5% to $13.6 billion, and homes closed decreased 3% to 37,304 homes. Homebuilding pre-tax income decreased 25% to $1.5 billion, and pre-tax profit margin was 10.8%. Net sales orders increased 7% to 43,292 homes with an order value of $15.8 billion. The cancellation rate for the first six months of fiscal 2026 was 17%, consistent with the prior year period.

At quarter end, the Company had 38,200 homes in inventory, of which 22,900 were unsold. 5,500 of the Company’s unsold homes were completed, including 800 that had been completed for greater than six months. Of the Company’s homes closed during the six months ended March 31, 2026, 67% were on lots developed by Forestar or third parties, up from 65% during the prior year period.

The Company’s homebuilding return on inventory (ROI) for the trailing twelve months ended March 31, 2026 was 17.6%. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

Non-Homebuilding Segments
Three months ended March 31, 2026
•Rental: Rental operations revenues were $211.8 million from the sale of 566 single-family rental homes and 216 multi-family rental units with pre-tax income of $12.3 million, resulting in a pre-tax profit margin of 5.8%.
•Forestar: Forestar sold 2,938 lots and generated $374.3 million of revenue and $43.9 million of pre-tax income, resulting in a pre-tax profit margin of 11.7%.
•Financial Services: Financial services revenues were $192.8 million with pre-tax income of $51.7 million, resulting in a pre-tax profit margin of 26.8%.

Six months ended March 31, 2026
•Rental: Rental operations revenues were $321.3 million from the sale of 963 single-family rental homes and 216 multi-family rental units with pre-tax income of $12.5 million, resulting in a pre-tax profit margin of 3.9%.
•Forestar: Forestar sold 4,882 lots and generated $647.3 million of revenue and $64.8 million of pre-tax income, resulting in a pre-tax profit margin of 10.0%.
•Financial Services: Financial services revenues were $377.4 million with pre-tax income of $109.7 million, resulting in a pre-tax profit margin of 29.1%.

Share Repurchases and Dividends
During the second quarter of fiscal 2026, the Company repurchased 6.0 million shares of common stock for $903.6 million, for a total of 10.4 million shares repurchased for $1.6 billion during the six months ended March 31, 2026. Common shares outstanding at March 31, 2026 totaled 284.9 million, down 8% from a year ago, and the Company’s remaining stock repurchase authorization was $1.7 billion.

The Company paid cash dividends of $129.7 million during the second quarter of fiscal 2026, for a total of $261.2 million of dividends paid during the six months ended March 31, 2026. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.45 per share payable on May 14, 2026 to stockholders of record on May 7, 2026.

Guidance
Based on the Company’s results for the first six months of fiscal 2026 and current market conditions, D.R. Horton is updating its guidance for fiscal 2026 as follows:
•Consolidated revenues in the range of $33.5 billion to $34.5 billion
•Homes closed by homebuilding operations of 86,000 homes to 87,500 homes
The company is reiterating its fiscal 2026 guidance as follows:
•Income tax rate of approximately 24.5%
•Consolidated cash flow provided by operations of at least $3.0 billion
•Share repurchases of approximately $2.5 billion
•Dividend payments of approximately $500 million
The Company plans to also provide guidance for its third quarter of fiscal 2026 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, April 21) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 659301), and the call will also be webcast from the Company’s website at investor.drhorton.com.

Third Quarter Conference Call
As previously announced, the Company plans to release financial results for its third quarter of fiscal 2026 on Tuesday, July 21, 2026 before the market opens, with a conference call at 8:30 a.m. Eastern Time. Details on how to access the call will be available at a later date.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1.2 million homes in its 47-year history. D.R. Horton has operations in 126 markets in 36 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During the twelve-month period ended March 31, 2026, D.R. Horton closed 83,832 homes in its homebuilding operations, in addition to 3,593 single-family rental homes and 2,359 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that affordability constraints and cautious consumer sentiment continue to impact new home demand; we expect our sales incentives to remain elevated in fiscal 2026, with incentive levels dependent on demand, mortgage interest rates and other market conditions; we remain on track to deliver results within our original fiscal 2026 guidance; our strong liquidity, low leverage, national scale, affordable product offerings and controlled lot supply provide significant financial and operational flexibility; and we remain focused on disciplined capital allocation and are well-positioned to deliver value to our homebuyers while enhancing long-term value for our shareholders. The forward-looking statements also include all metrics in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to:
•the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions;
•adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital, increase our cost of capital and impact our liquidity and capital resources;
•reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates;
•the risks associated with our land, lot and rental inventory;
•our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully;
•the impact of an inflationary, deflationary or higher interest rate environment;
•risks of acquiring land, building materials and skilled labor and challenges obtaining regulatory approvals;
•the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses;
•the effects of weather conditions and natural disasters on our business and financial results;
•home warranty and construction defect claims;
•the effects of health and safety incidents;
•reductions in the availability of performance bonds;
•increases in the costs of owning a home;
•the effects of information technology failures, cybersecurity incidents, and the failure to satisfy privacy and data protection laws and regulations;
•the effects of governmental regulations and environmental matters on our land development and housing operations;
•the effects of changes in income tax and securities laws;
•the effects of governmental regulations on our financial services operations;
•the effects of competitive conditions within the industries in which we operate;
•our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations;
•the effects of negative publicity;
•the effects of the loss of key personnel; and
•the effects of actions by activist stockholders.
Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2026	September 30, 2025
	(In millions)
ASSETS
Cash and cash equivalents	$1,917.9	$2,985.4
Restricted cash	56.3	47.9
Total cash, cash equivalents and restricted cash	1,974.2	3,033.3
Inventories:
Construction in progress and finished homes	8,551.7	7,648.5
Residential land and lots — developed, under development, held for development and held for sale	14,751.6	14,935.5
Rental properties	3,000.5	2,703.3
Total inventory	26,303.8	25,287.3
Mortgage loans held for sale	2,680.8	2,566.5
Deferred tax asset, net	—	44.5
Property and equipment, net	593.1	578.9
Other assets	3,851.5	3,797.2
Goodwill	163.5	163.5
Total assets	$35,566.9	$35,471.2
LIABILITIES
Accounts payable	$1,323.5	$1,221.9
Deferred tax liability, net	8.4	—
Accrued expenses and other liabilities	3,472.2	3,541.6
Notes payable	6,563.8	5,965.5
Total liabilities	11,367.9	10,729.0
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 404,879,728 shares issued and 284,940,888 shares outstanding at March 31, 2026 and 404,031,443 shares issued and 294,475,153 shares outstanding at September 30, 2025	4.0	4.0
Additional paid-in capital	3,603.3	3,576.1
Retained earnings	32,022.9	31,041.4
Treasury stock, 119,938,840 shares and 109,556,290 shares at March 31, 2026 and September 30, 2025, respectively, at cost	(12,004.4)	(10,431.1)
Stockholders’ equity	23,625.8	24,190.4
Noncontrolling interests	573.2	551.8
Total equity	24,199.0	24,742.2
Total liabilities and equity	$35,566.9	$35,471.2

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
	(In millions, except per share data)
Revenues	$7,558.1	$7,734.0	$14,445.0	$15,347.0
Cost of sales	5,854.8	5,833.8	11,147.0	11,536.6
Selling, general and administrative expense	903.3	898.7	1,768.4	1,776.8
Other (income) expense	(67.4)	(65.6)	(135.8)	(143.4)
Income before income taxes	867.4	1,067.1	1,665.4	2,177.0
Income tax expense	209.4	248.0	406.0	506.0
Net income	658.0	819.1	1,259.4	1,671.0
Net income attributable to noncontrolling interests	10.1	8.7	16.7	15.7
Net income attributable to D.R. Horton, Inc.	$647.9	$810.4	$1,242.7	$1,655.3

Net income per share attributable to D.R. Horton, Inc.
Basic	$2.25	$2.59	$4.28	$5.22
Diluted	$2.24	$2.58	$4.27	$5.19

Weighted average shares outstanding
Basic	287.9	312.5	290.1	317.0
Diluted	289.0	314.0	291.2	318.7

Other Consolidated Financial Data
Interest charged to cost of sales	$38.1	$32.2	$69.4	$62.5
Depreciation and amortization	$28.1	$24.6	$55.8	$48.7
Interest incurred	$60.0	$55.2	$116.5	$101.9

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2026	2025
	(In millions)
OPERATING ACTIVITIES
Net income	$1,259.4	$1,671.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55.8	48.7
Stock-based compensation expense	76.0	75.2
Deferred income taxes	53.1	93.1
Inventory and land option charges	43.4	46.6
Changes in operating assets and liabilities:
(Increase) decrease in construction in progress and finished homes	(884.3)	229.8
Decrease (increase) in residential land and lots – developed, under development, held for development and held for sale	194.9	(1,588.9)
Increase in rental properties	(297.5)	(216.0)
Increase in other assets	(26.2)	(122.9)
(Increase) decrease in mortgage loans held for sale	(114.3)	22.5
Increase (decrease) in accounts payable, accrued expenses and other liabilities	81.2	(48.6)
Net cash provided by operating activities	441.5	210.5
INVESTING ACTIVITIES
Expenditures for property and equipment	(64.6)	(47.6)
Payments related to business acquisitions, net of cash acquired	(87.9)	(53.1)
Other investing activities	(7.9)	6.2
Net cash used in investing activities	(160.4)	(94.5)
FINANCING ACTIVITIES
Proceeds from notes payable	1,395.0	2,222.0
Repayment of notes payable	(891.8)	(1,566.1)
Borrowings (repayment) on mortgage repurchase facilities, net	69.9	(86.4)
Proceeds from stock associated with certain employee benefit plans	8.9	8.5
Cash paid for shares withheld for taxes	(54.4)	(63.4)
Cash dividends paid	(261.2)	(254.0)
Repurchases of common stock	(1,599.8)	(2,407.9)
Net other financing activities	(6.8)	5.4
Net cash used in financing activities	(1,340.2)	(2,141.9)
Net decrease in cash, cash equivalents and restricted cash	(1,059.1)	(2,025.9)
Cash, cash equivalents and restricted cash at beginning of period	3,033.3	4,544.0
Cash, cash equivalents and restricted cash at end of period	$1,974.2	$2,518.1
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Stock issued under employee incentive plans	$111.1	$143.5

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	March 31, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,139.3	$142.5	$362.2	$242.4	$31.5	$1,917.9
Restricted cash	26.1	3.5	—	26.7	—	56.3
Inventories:
Construction in progress and finished homes	8,682.5	—	—	—	(130.8)	8,551.7
Residential land and lots	12,286.8	—	2,709.7	—	(244.9)	14,751.6
Rental properties	—	3,011.1	—	—	(10.6)	3,000.5
	20,969.3	3,011.1	2,709.7	—	(386.3)	26,303.8
Mortgage loans held for sale	—	—	—	2,680.8	—	2,680.8
Deferred tax asset, net	70.8	(42.2)	—	—	(28.6)	—
Property and equipment, net	557.1	0.6	7.7	4.2	23.5	593.1
Other assets	3,553.5	51.7	93.0	177.7	(24.4)	3,851.5
Goodwill	134.3	—	—	—	29.2	163.5
	$26,450.4	$3,167.2	$3,172.6	$3,131.8	$(355.1)	$35,566.9
Liabilities
Accounts payable	$1,153.4	$203.3	$73.3	$0.4	$(106.9)	$1,323.5
Deferred tax liability, net	—	—	84.3	—	(75.9)	8.4
Accrued expenses and other liabilities	3,038.7	41.2	401.6	414.2	(423.5)	3,472.2
Notes payable	3,427.1	865.0	793.5	1,478.2	—	6,563.8
	$7,619.2	$1,109.5	$1,352.7	$1,892.8	$(606.3)	$11,367.9

	September 30, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,210.5	$140.8	$379.2	$244.5	$10.4	$2,985.4
Restricted cash	25.5	2.5	—	19.9	—	47.9
Inventories:
Construction in progress and finished homes	7,743.7	—	—	—	(95.2)	7,648.5
Residential land and lots	12,572.8	—	2,645.1	—	(282.4)	14,935.5
Rental properties	—	2,710.4	—	—	(7.1)	2,703.3
	20,316.5	2,710.4	2,645.1	—	(384.7)	25,287.3
Mortgage loans held for sale	—	—	—	2,566.5	—	2,566.5
Deferred tax asset, net	125.7	(42.2)	—	—	(39.0)	44.5
Property and equipment, net	543.0	0.6	8.1	4.3	22.9	578.9
Other assets	3,344.1	38.9	104.6	220.6	89.0	3,797.2
Goodwill	134.3	—	—	—	29.2	163.5
	$26,699.6	$2,851.0	$3,137.0	$3,055.8	$(272.2)	$35,471.2
Liabilities
Accounts payable	$1,016.8	$230.6	$71.0	$0.7	$(97.2)	$1,221.9
Accrued expenses and other liabilities	3,122.1	34.7	494.3	294.7	(404.2)	3,541.6
Notes payable	3,154.4	600.0	802.8	1,408.3	—	5,965.5
	$7,293.3	$865.3	$1,368.1	$1,703.7	$(501.4)	$10,729.0
_________________
(1)Amounts include the balances of the Company's other businesses and the elimination of intercompany transactions.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$7,045.5	$—	$—	$—	$—	$7,045.5
Land/lot sales and other	17.7	—	374.3	—	(284.0)	108.0
Rental property sales	—	211.8	—	—	—	211.8
Financial services	—	—	—	192.8	—	192.8
	7,063.2	211.8	374.3	192.8	(284.0)	7,558.1
Cost of sales
Home sales (2)	5,628.7	—	—	—	(63.5)	5,565.2
Land/lot sales and other	13.3	—	287.8	—	(226.1)	75.0
Rental property sales	—	182.9	—	—	(0.4)	182.5
Inventory and land option charges	25.5	0.3	6.3	—	—	32.1
	5,667.5	183.2	294.1	—	(290.0)	5,854.8
Selling, general and administrative expense	648.9	52.0	37.9	159.8	4.7	903.3
Other (income) expense (3)	(11.1)	(35.7)	(1.6)	(18.7)	(0.3)	(67.4)
Income before income taxes	$757.9	$12.3	$43.9	$51.7	$1.6	$867.4

	Six Months Ended March 31, 2026
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$13,558.2	$—	$—	$—	$—	$13,558.2
Land/lot sales and other	33.9	—	647.3	—	(493.1)	188.1
Rental property sales	—	321.3	—	—	—	321.3
Financial services	—	—	—	377.4	—	377.4
	13,592.1	321.3	647.3	377.4	(493.1)	14,445.0
Cost of sales
Home sales (2)	10,810.6	—	—	—	(116.1)	10,694.5
Land/lot sales and other	26.7	—	505.0	—	(397.7)	134.0
Rental property sales	—	275.7	—	—	(0.6)	275.1
Inventory and land option charges	35.7	0.4	7.1	—	0.2	43.4
	10,873.0	276.1	512.1	—	(514.2)	11,147.0
Selling, general and administrative expense	1,281.4	98.9	74.3	304.8	9.0	1,768.4
Other (income) expense (3)	(28.3)	(66.2)	(3.9)	(37.1)	(0.3)	(135.8)
Income before income taxes	$1,466.0	$12.5	$64.8	$109.7	$12.4	$1,665.4
Summary Cash Flow Information
Cash provided by (used in) operating activities	$618.8	$(321.0)	$(5.1)	$136.6	$12.2	$441.5
__________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$7,180.9	$—	$—	$—	$—	$7,180.9
Land/lot sales and other	22.0	—	351.0	—	(269.4)	103.6
Rental property sales	—	236.6	—	—	—	236.6
Financial services	—	—	—	212.9	—	212.9
	7,202.9	236.6	351.0	212.9	(269.4)	7,734.0
Cost of sales
Home sales (2)	5,614.7	—	—	—	(49.8)	5,564.9
Land/lot sales and other	3.0	—	270.9	—	(217.8)	56.1
Rental property sales	—	182.8	—	—	—	182.8
Inventory and land option charges	29.4	0.3	0.9	—	(0.6)	30.0
	5,647.1	183.1	271.8	—	(268.2)	5,833.8
Selling, general and administrative expense	637.8	58.0	38.4	160.3	4.2	898.7
Other (income) expense (3)	(17.0)	(27.3)	0.1	(20.4)	(1.0)	(65.6)
Income before income taxes	$935.0	$22.8	$40.7	$73.0	$(4.4)	$1,067.1

	Six Months Ended March 31, 2025
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$14,327.0	$—	$—	$—	$—	$14,327.0
Land/lot sales and other	43.2	—	601.3	—	(474.0)	170.5
Rental property sales	—	454.3	—	—	—	454.3
Financial services	—	—	—	395.2	—	395.2
	14,370.2	454.3	601.3	395.2	(474.0)	15,347.0
Cost of sales
Home sales (2)	11,136.7	—	—	—	(103.1)	11,033.6
Land/lot sales and other	16.7	—	465.2	—	(387.7)	94.2
Rental property sales	—	362.2	—	—	—	362.2
Inventory and land option charges	41.3	3.9	2.0	—	(0.6)	46.6
	11,194.7	366.1	467.2	—	(491.4)	11,536.6
Selling, general and administrative expense	1,274.5	104.3	74.3	314.5	9.2	1,776.8
Other (income) expense (3)	(46.9)	(50.8)	(2.8)	(40.9)	(2.0)	(143.4)
Income before income taxes	$1,947.9	$34.7	$62.6	$121.6	$10.2	$2,177.0
Summary Cash Flow Information
Cash provided by (used in) operating activities	$876.0	$(381.6)	$(469.8)	$197.2	$(11.3)	$210.5
__________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.
(3)Other (income) expense primarily includes interest income but also consists of various other types of ancillary income, gains, expenses and losses not directly associated with sales of homes, land and lots.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2026		2025		2026		2025
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,234	$672.0	1,390	$762.7	2,157	$1,159.6	2,409	$1,296.4
Southwest	2,646	1,276.6	2,371	1,143.7	4,668	2,242.7	4,545	2,193.1
South Central	6,821	2,040.2	5,958	1,853.5	11,752	3,517.6	10,517	3,284.2
Southeast	5,734	1,944.7	5,180	1,762.1	9,971	3,361.9	9,602	3,264.1
East	5,152	1,789.9	4,754	1,644.0	9,020	3,125.0	8,341	2,883.3
North	3,405	1,430.3	2,784	1,192.6	5,724	2,408.7	4,860	2,091.0
	24,992	$9,153.7	22,437	$8,358.6	43,292	$15,815.5	40,274	$15,012.1

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2026		2025		2026		2025
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	993	$539.6	1,223	$660.4	1,988	$1,086.0	2,279	$1,193.5
Southwest	2,169	1,025.1	2,206	1,063.6	4,060	1,915.0	4,541	2,203.6
South Central	5,111	1,511.4	4,968	1,530.0	9,739	2,900.7	9,704	3,016.5
Southeast	4,662	1,552.3	4,626	1,593.0	9,045	3,004.6	9,657	3,332.2
East	4,039	1,381.9	3,953	1,359.8	7,653	2,632.2	7,672	2,668.3
North	2,512	1,035.2	2,300	974.1	4,819	2,019.7	4,482	1,912.9
	19,486	$7,045.5	19,276	$7,180.9	37,304	$13,558.2	38,335	$14,327.0

SALES ORDER BACKLOG

	As of March 31,
	2026		2025
	Homes	Value	Homes	Value
Northwest	645	$351.4	665	$387.2
Southwest	1,643	814.1	1,218	613.1
South Central	4,448	1,369.9	3,567	1,161.4
Southeast	3,331	1,179.2	3,040	1,067.3
East	3,799	1,376.7	3,413	1,227.4
North	3,016	1,330.4	2,261	1,020.3
	16,882	$6,421.7	14,164	$5,476.7

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	March 31, 2026			September 30, 2025
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	11,400	17,300	28,700	12,200	17,100	29,300
Southwest	18,000	29,000	47,000	19,600	31,200	50,800
South Central	31,100	116,800	147,900	35,900	111,900	147,800
Southeast	28,600	105,800	134,400	31,500	113,600	145,100
East	29,000	110,000	139,000	31,500	111,100	142,600
North	16,000	62,300	78,300	16,300	60,000	76,300
	134,100	441,200	575,300	147,000	444,900	591,900
	23%	77%	100%	25%	75%	100%
_____________
(1)Lots controlled at March 31, 2026 included approximately 41,000 lots owned or controlled by Forestar, 22,900 of which our homebuilding divisions had under contract to purchase and 18,100 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2025 included approximately 40,400 lots owned or controlled by Forestar, 22,800 of which our homebuilding divisions had under contract to purchase and 17,600 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	March 31, 2026	September 30, 2025
Northwest	2,100	1,700
Southwest	3,700	3,200
South Central	10,300	7,700
Southeast	8,500	6,300
East	8,500	6,300
North	5,100	4,400
	38,200	29,600
_____________
(1)Homes in inventory exclude model homes and homes related to our rental operations.